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                          [EXHIBIT 23(i)]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-05361 of Intrav, Inc. on Form S-8 of our report dated February 9, 1999 appearing in this Form 10-K of Intrav, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 29, 1999